Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David J. Nasca, the President and Chief Executive Officer of Evans Bancorp, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (1) the Quarterly Report of Evans Bancorp, Inc. on Form 10-Q for the fiscal quarter ended September 30, 2016 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and (2) the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Evans Bancorp, Inc.

Date: November 2, 2016

By:	/s/ David J. Nasca
Name:	David J. Nasca
Title:	President and Chief Executive Officer
(Principal Executive Officer)